Q2 2023 Earnings

2 Forward-looking statements and non-GAAP financial measures This document contains forward-looking statements relating to our plans and expectations including, without limitation, statements regarding the future performance and operations of our business, and expected growth from our digital investments, all of which are subject to risks and uncertainties. Such statements are based on management’s expectations and assumptions as of the date of this release and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements including: (1) national and global economic conditions which can be negatively impacted by factors such as rising interest rates, inflation, political instability, epidemics and global trade uncertainty, (2) our ability to attract sufficient qualified candidates and employees to meet the needs of our clients, (3) our ability to attract and retain clients, (4) our ability to maintain profit margins, (5) our ability to successfully execute on business strategies to further digitalize our business model, (6) the timing and amount of common stock repurchases, if any, which will be determined at management’s discretion and depend upon several factors, including market and business conditions, the trading price of our common stock and the nature of other investment opportunities, (7) new laws, regulations, and government incentives that could affect our operations or financial results, (8) our ability to access sufficient capital to finance our operations, including our ability to comply with covenants contained in our revolving credit facility, and (9) any reduction or change in tax credits we utilize, including the Work Opportunity Tax Credit. Other information regarding factors that could affect our results is included in our Securities Exchange Commission (SEC) filings, including the company’s most recent reports on Forms 10-K and 10-Q, copies of which may be obtained by visiting our website at www.trueblue.com under the Investor Relations section or the SEC’s website at www.sec.gov. We assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law. Any other references to future financial estimates are included for informational purposes only and subject to risk factors discussed in our most recent filings with the SEC. In addition, we use several non-GAAP financial measures when presenting our financial results in this document. Please refer to the reconciliations between our GAAP and non-GAAP financial measures in the appendix to this presentation and on our website at www.trueblue.com under the Investor Relations section for additional information on both current and historical periods. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies. Any comparisons made herein to other periods are based on a comparison to the same period in the prior year unless otherwise stated.

3 Q2 2023 Overview Total revenue -16% ▪ Existing client demand softened during the quarter • Macroeconomic uncertainty causing clients to be more cost conscious • Clients are increasingly selective on the jobs they choose to fill Net loss was $7 million v. net income of $24 million in Q2 2022 ▪ Included a non-cash impairment charge of $9 million1 after tax ▪ Adjusted net income2 was $5 million v. $27 million in Q2 2022 Strong liquidity position ▪ Cash of $50 million, zero debt and $202 million of borrowing availability 1 Pre-tax impairment of $9 million in PeopleScout MSP goodwill and PeopleManagement On-site trademark intangible assets driven by lower customer volumes in connection with economic conditions. 2 Refer to the appendix to this presentation for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

4 Financial summary Amounts in millions, except per share data Q2 2023 Q2 2022 Change Revenue $476 $569 -16 % Net income (loss) -$7.3 $24.0 NM Net income (loss) per diluted share -$0.24 $0.72 NM Net income (loss) margin -1.5% 4.2% -570 bps Adjusted net income1 $5.4 $27.3 -80 % Adj. net income per diluted share $0.17 $0.82 -79 % Adj. net income margin 1.1% 4.8% -370 bps Adjusted EBITDA $11.0 $38.6 -71 % Adjusted EBITDA margin 2.3% 6.8% -450 bps Notes: ▪ Net loss of $7 million in Q2 2023 was due to a non-cash impairment charge of $9 million, net of tax. ▪ The changes in adjusted net income margin and adjusted EBITDA margin were more favorable than that of GAAP net income margin primarily due to the non- cash impairment charge, which was excluded from adjusted results. NM - Not meaningful 1 Refer to the appendix to this presentation for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

5 Gross margin and SG&A bridges Gr os s m ar gi n 27.8% 0.6% 0.3% -1.3% 27.4% Q2 2022 Workers' compensation Bill / Pay spread Mix Q2 2023 SG &A $122 $3 -$4 $121 Q2 2022 PY Executive departure benefit Cost reductions Q2 2023 Amounts in millions

Q2 2023 Results by segment

Amounts in millions	PeopleReady	PeopleScout	PeopleManagement
Revenue	$275	$60	$141
% Change	*-13%*	*-33%*	*-13%*
Segment profit[1]	$8	$9	$2
% Change	*-60%*	*-57%*	*-47%*
% Margin *Change*	*3.0%* *-340 bps*	*14.8%* *-820 bps*	*1.6%* *-100 bps*
Notes:	▪ Revenue: ▪ Lower existing customer volumes, especially in service, hospitality and retail ▪ Segment profit margin: ▪ Contraction due to operational deleveraging associated with revenue decline, partially offset by lower workers' compensation costs and favorable bill / pay spreads	▪ Revenue: ▪ Reduced client hiring following elevated volumes last year due to uncertainty around workforce needs and growing cost pressures ▪ Segment profit margin: ▪ Contraction due to operational deleveraging associated with revenue decline	▪ Revenue: ▪ Lower customer volume in retail, manufacturing and transportation, including commercial drivers ▪ Segment profit margin: ▪ Contraction due to operational deleveraging associated with revenue decline

[1] We evaluate performance based on segment revenue and segment profit. Segment profit includes revenue, related cost of services, and ongoing operating expenses directly attributable to the reportable segment.

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7 Current business priorities ▪ Decrease time to close new clients with a turn-key RPO, ROD offerings, and packaged advisory services ▪ Focus on high need roles in growing verticals including healthcare, education and government ▪ Expand strategic partnerships to extend our industry reach and increase new business pipeline ▪ Increase sales efforts through training and redirection of centralized support teams to support sales ▪ Customer engagement campaigns focused on re- activation and expansion ▪ Continue focus on promising industry verticals including renewable energy, travel, hospitality and events ▪ Expand vertical reach including consumer packaged goods, food and beverage ▪ Go-to-market messaging focused on vendor consolidation and performance-based pricing model ▪ Increased sales efforts on short-term project offerings

8 $52 $17 $61 $34 2020 2021 2022 YTD 2023 Balance sheet remains strong with zero debt and ample liquidity $224 $344 $365 $252 $161 $294 $293 $202 $63 $50 $72 $50 Borrowing availability Cash 2020 2021 2022 Q2 2023 Amounts in millions Note: Figures may not sum to consolidated totals due to rounding. Balances as of fiscal period end. 1 Borrowing availability is based on maximum borrowing availability under our most restrictive covenant. Liquidity Share repurchases 1

Outlook

Select outlook information for Q3 2023

Item	Q3 2023	Commentary
Revenue	$484M to $509M *-16% to -12% v. prior year*	The improvement in the year-over-year decline for Q3 compared to Q2 is tied to a less challenging prior year comparison.
Gross margin	0 to +40 bps v. prior year	Gross margin expansion due to favorable spreads between bill- and pay-rate inflation.
SG&A	$122M to $126M	Refer to EBITDA adjustments below for additional information on expected expense.
EBITDA adjustments[1]	~$2M	• ~$1M in PeopleReady technology upgrade costs • ~$1M in SaaS amortization
Pre-tax net income adjustments	~$2M	• ~$1M in PeopleReady technology upgrade costs • ~$1M in intangibles amortization
CapEx[2]	~$11M	Q3 depreciation is expected to be ~$5M.
Shares	~31.3M	Reflects diluted weighted average shares outstanding.

[1] Refer to the appendix to this presentation for a definition of non-GAAP financial measures.
[2] Includes planned investments in software as a service (SaaS) assets capitalized in other long-term assets with the related amortization recorded in SG&A.

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Select outlook information for FY 2023

Item	FY 2023	Commentary
Gross margin	0 to +60 bps v. prior year	Gross margin expansion due to favorable spreads between bill- and pay-rate inflation.
SG&A	$492M to $498M	Refer to EBITDA adjustments below for additional information on expected expense.
EBITDA adjustments[1]	$7M to $11M	• ~$2M in PeopleReady technology upgrade costs • ~$4M in SaaS amortization • ~$1M in third-party processing fees for hiring tax credits • ~$2M in other adjustments
Pre-tax net income adjustments	$7M to $11M	• ~$2M in PeopleReady technology upgrade costs • ~$5M in intangibles amortization • ~$2M in other adjustments
CapEx[2]	$36M to $40M	FY 2023 depreciation is expected to be $20M to $24M.
Income tax benefit	$2M to $3M	The estimated income tax benefit is the result of our job tax credits exceeding the income tax associated with our pre-tax income.
Other	Note: Fiscal 2023 includes a 53rd week, which will add $22M to $27M of revenue with minimal profit due to low seasonal volume.	

[1] Refer to the appendix to this presentation for a definition of non-GAAP financial measures.
[2] Includes planned investments in software as a service (SaaS) assets capitalized in other long-term assets with the related amortization recorded in SG&A.

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Appendix

NON-GAAP FINANCIAL MEASURES AND NON-GAAP RECONCILIATIONS

In addition to financial measures presented in accordance with U.S. GAAP, we monitor certain non-GAAP key financial measures. The presentation of these non-GAAP financial measures is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with U.S. GAAP, and may not be comparable to similarly titled measures of other companies.

Non-GAAP measure	Definition	Purpose of adjusted measures
Adjusted net income and Adjusted net income per diluted share	Net income (loss) and net income (loss) per diluted share, excluding: – amortization of intangibles, – amortization of software as a service assets, – goodwill and intangible asset impairment charge, – accelerated depreciation, – PeopleReady technology upgrade costs, – other adjustments, net, and – tax effect of each adjustment to U.S. GAAP.	– Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. – Used by management to assess performance and effectiveness of our business strategies. – Provides a measure, among others, used in the determination of incentive compensation for management.
EBITDA and Adjusted EBITDA	EBITDA excludes from net income (loss): – income tax expense, – interest expense and other income, net, and – depreciation and amortization. Adjusted EBITDA, further excludes: – third-party processing fees for hiring tax credits, – amortization of software as a service assets, – goodwill and intangible asset impairment charge, – PeopleReady technology upgrade costs, – other adjustments, net.	– Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business. – Used by management to assess performance and effectiveness of our business strategies. – Provides a measure, among others, used in the determination of incentive compensation for management.
Adjusted SG&A expense	Selling, general and administrative expense excluding: – third-party processing fees for hiring tax credits, – amortization of software as a service assets, – PeopleReady technology upgrade costs, – other adjustments, net.	– Enhances comparability on a consistent basis and provides investors with useful insight into the underlying trends of the business.

[1] Refer to the appendix to this presentation for a definition and full reconciliation of non-GAAP financial measures to GAAP financial results.

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14 1. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND ADJUSTED NET INCOME PER DILUTED SHARE (Unaudited) 13 weeks ended (in thousands, except for per share data) Jun 25, 2023 Jun 26, 2022 Net income (loss) $ (7,323) $ 24,013 Amortization of intangible assets 1,274 1,495 Amortization of software as a service assets (1) — 699 Goodwill and intangible asset impairment charge 9,485 — Accelerated depreciation (2) — 540 PeopleReady technology upgrade costs (3) 174 1,748 Other adjustments, net (4) 565 (491) Tax effect of adjustments to net income (loss) (5) 1,203 (749) Adjusted net income $ 5,378 $ 27,255 Adjusted net income per diluted share $ 0.17 $ 0.82 Diluted weighted average shares outstanding 31,185 33,149 Margin / % of revenue: Net income (loss) (1.5) % 4.2 % Adjusted net income 1.1% 4.8 % Refer to the last slide of the appendix for footnotes.

15 2. RECONCILIATION OF U.S. GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (Unaudited) 13 weeks ended (in thousands) Jun 25, 2023 Jun 26, 2022 Net income (loss) $ (7,323) $ 24,013 Income tax expense 1,345 5,129 Interest and other (income) expense, net (578) 110 Depreciation and amortization 6,280 7,245 EBITDA (276) 36,497 Third-party processing fees for hiring tax credits (6) 110 162 Amortization of software as a service assets (1) 952 699 Goodwill and intangible asset impairment charge 9,485 — PeopleReady technology upgrade costs (3) 174 1,748 Other adjustments, net (4) 565 (491) Adjusted EBITDA $ 11,010 $ 38,615 Margin / % of revenue: Net income (loss) (1.5) % 4.2 % Adjusted EBITDA 2.3% 6.8 % Refer to the last slide of the appendix for footnotes.

16 3. RECONCILIATION OF U.S. GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSE TO ADJUSTED SG&A EXPENSE (Unaudited) 13 weeks ended (in thousands) Jun 25, 2023 Jun 26, 2022 Selling, general and administrative expense $ 121,282 $ 122,034 Third-party processing fees for hiring tax credits (6) (110) (162) Amortization of software as a service assets (1) (952) (699) PeopleReady technology upgrade costs (3) (174) (1,748) Other adjustments, net (4) (390) 491 Adjusted SG&A expense $ 119,656 $ 119,916 % of revenue: Selling, general and administrative expense 25.5% 21.4 % Adjusted SG&A expense 25.2% 21.1 % Refer to the last slide of the appendix for footnotes.

17 Footnotes: 1. Amortization of software as a service assets is reported in selling, general and administrative expense. Note, amortization of software as a service assets was included as an adjustment to net income during transitory periods ending with fiscal 2022 and is only considered an adjustment to EBITDA going forward to be consistent with the treatment of depreciation and amortization. 2. Accelerated depreciation for the existing systems being replaced by the upgraded PeopleReady technology platform. 3. Costs associated with upgrading legacy PeopleReady technology. 4. Other adjustments for the 13 weeks ended June 25, 2023 primarily include workforce reduction costs of $0.6 million ($0.2 million in cost of services and $0.4 million in selling, general and administrative expense). Other adjustments for the 13 weeks ended June 26, 2022 primarily include a benefit of $1.4 million from forfeited stock awards associated with the CEO transition that were expensed in prior years, partially offset by $0.8 million of costs incurred while transitioning to a new third party administrator for workers’ compensation. 5. Total tax effect of each of the adjustments to U.S. GAAP net income using the effective income tax rate for the respective periods. 6. These third-party processing fees are associated with generating hiring tax credits.